SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2002

Beazer Homes USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	58-2086934 (IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342
(Address of Principal Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        On April 16, 2002, the stockholders of Beazer Homes USA, Inc. ("Beazer") and Crossmann Communities, Inc. ("Crossmann") approved the merger of Crossmann with and into a wholly-owned subsidiary of Beazer, and on April 17, 2002, the merger became effective. Under the terms of the merger agreement, based on the average closing price of Beazer common stock of $78.56 for the 15 consecutive trading days ended on, and including, April 11, 2002, Crossmann stockholders who did not elect to receive the merger consideration in all cash or all stock will receive the base merger consideration consisting of a combination of $17.60 in cash and 0.3544 shares of Beazer common stock for each share of Crossmann common stock. Crossmann stockholders who elected to receive the merger consideration in all cash will receive $45.44 in exchange for each share of Crossmann common stock. Because both the total amount of cash and the total number of shares of Beazer common stock were fixed, the merger consideration payable to Crossmann stockholders who elected to receive all stock was prorated. As a result of proration, such Crossmann stockholders who elected to receive the merger consideration in all stock will receive a combination of $15.90 in cash and 0.3760 shares of Beazer common stock in exchange for each share of Crossmann common stock.

        The aggregate merger consideration paid by Beazer consisted of approximately 3.9 million shares of Beazer common stock and $191.6 million in cash. In addition, Beazer repaid approximately $125 million of Crossmann debt in the merger. The cash portion of the merger consideration and the repayment of Crossmann debt upon the merger were funded through borrowings under Beazer's $350 million 8 3/8% Senior Notes due 2012 issued in a Rule 144A private placement which closed April 17, 2002.

        Neither Beazer nor any of its affiliates had, and to the knowledge of Beazer no director or officer of Beazer and its affiliates had, any material relationship with Crossmann prior to the acquisition.

        Other information concerning the merger has been previously reported in, and is described in, the Joint Proxy Statement/Prospectus dated March 14, 2002, which is part of Beazer's Registration Statement on Form S-4 (Registration No. 333-83304) and Beazer's Current Report on Form 8-K, dated April 12, 2002.

        Crossmann Communities, Inc., based in Indianapolis, Indiana built single-family homes in Indiana, Ohio, Kentucky, Tennessee, North Carolina, and South Carolina and, prior to the merger, was a leading regional builder in these markets.

Item 7. Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired

  The consolidated financial statements for Crossmann Communities, Inc. as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001 and the report thereon of Deloitte & Touche LLP, independent auditors, were previously reported in Beazer's Registration on Form S-4 (Registration No. 333-83304).

(b)
Pro Forma Financial Information.

  The pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment to this Form 8-K on or before July 1, 2002.

(c)
Exhibits

Exhibit Number

2.1
Agreement and Plan of Merger among Beazer Homes USA, Inc., Beazer Homes Investment Corp., and Crossmann Communities, Inc. dated January 29, 2002 (incorporated by reference to Annex I to the Joint Proxy Statement/Prospectus, dated March 14, 2002 contained in Beazer's Registration

  Statement on Form S-4 (Registration No. 333-83304)). Beazer agrees to furnish supplementally a copy of omitted schedules to the SEC upon request.

99.1
Press Release dated April 17, 2002.

99.2
Press Release dated April 22, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEAZER HOMES USA, INC.
May 2, 2002 Date	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger among Beazer Homes USA, Inc., Beazer Homes Investment Corp., and Crossmann Communities, Inc. dated January 29, 2002 (incorporated by reference to Annex I to the Joint Proxy Statement/Prospectus, dated March 14, 2002 contained in Beazer's Registration Statement on Form S-4 (Registration No. 333-73888)). Beazer agrees to furnish supplementally a copy of omitted schedules to the SEC upon request.
99.1	Press Release dated April 17, 2002.
99.2	Press Release dated April 22, 2002.